Exhibit 99.1

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE

Colonial Properties Trust Reports Results for First Quarter 2009
BIRMINGHAM, Ala., April 23, 2009 — Colonial Properties Trust (NYSE: CLP), announced its results for the first quarter ended March 31, 2009.
For the first quarter 2009, the company reported net income available to common shareholders of $13.9 million, or $0.29 per diluted share, compared with net income available to common shareholders of $14.2 million, or $0.30 per diluted share, for the same period in 2008. Funds from Operations (FFO), a widely accepted measure of REIT performance, for the first quarter 2009 were $50.0 million, or $0.88 per diluted share, compared with $33.0 million, or $0.58 per diluted share, in the same period a year ago. The increase in FFO is primarily attributable to the $24.3 million or $0.43 per diluted share of gains from the repurchase of unsecured senior notes in the first quarter 2009 as compared with $5.5 million of gains, or $0.10 per diluted share in gains from repurchases recorded in the first quarter of 2008.
Operating FFO, which the company defines as FFO before transaction income (i.e. development gains, land/outparcel gains, and bond/preferred stock repurchase gains/losses), for the first quarter 2009 was $22.0 million, or $0.39 per diluted share, compared with $25.6 million, or $0.45 per diluted share, in the same period a year ago. The decrease in operating FFO from the prior period is primarily due to a decline in multifamily same-property net operating income (NOI) of 3.2 percent, $0.8 million of severance charges associated with further reductions in overhead personnel and a reduction in capitalized interest of approximately $2.5 million as a result of no longer capitalizing interest on land held for future developments.
A reconciliation of net income (loss) available to common shareholders to FFO and to Operating FFO, as well as the definitions and statements of purpose, is included at the end of this press release and in the financial tables accompanying this press release.
Highlights for the First Quarter 2009
•	Multifamily same-property NOI declined 3.2 percent compared with first quarter 2008

•	Ended the quarter with multifamily same-property physical occupancy of 94.7 percent

•	Closed a $350 million secured credit facility with Fannie Mae and locked an interest rate of 5.29 percent on an additional $145 million secured credit facility with Fannie Mae

•	Completed the disposition of Colonial Promenade Fultondale for sale proceeds of $30.7 million recognizing a gain of $4.0 million, or $0.07 per diluted share, net of income tax

•	Disposed of remaining unsold units at Regents Park and reached an agreement in principal to transfer the remaining interest in Colonial Pinnacle Craft Farms I

•	Recognized net gains of $24.3 million, or $0.43 per diluted share, in net income and FFO from repurchases of $96.9 million of outstanding unsecured senior notes

“We have made significant progress on the initiatives that I outlined at the beginning of the year,” stated Thomas H. Lowder, the company’s Chairman and Chief Executive Officer. “We have improved our liquidity position with secured financing arrangements and the sale of non-core assets. In addition, our bond repurchase program and previously announced debt tender offer are expected to address near-term debt maturities. Operational performance was in line with our expectations for the first quarter, but the fundamentals continue to reflect the effects of accelerating job losses across the U.S. The steps we have taken this year put us in a better position to operate successfully in this environment.”
Multifamily Operating Performance
Multifamily same-property NOI for the first quarter 2009 decreased 3.2 percent compared to the first quarter 2008 for the 28,285 apartment homes included in the consolidated same-property results. Multifamily same-property revenues decreased 0.9 percent and expenses increased 2.8 percent compared with the first quarter 2008, which includes the income and expenses from our previously announced bulk cable program. Excluding the income and expenses from our bulk cable program, multifamily same-property revenues decreased 2.1 percent and expenses decreased 0.5 percent compared with the first quarter 2008. Multifamily same-property physical occupancy as of March 31, 2009 was 94.7 percent compared with 96.2 percent at March 31, 2008.
A reconciliation of NOI to income from continuing operations, as well as definitions and the statements of purpose, is included at the end of this press release and in the financial tables accompanying this press release.
Financing Activity
As previously disclosed, on February 27, 2009, the company completed a $350 million secured credit facility originated by PNC ARCS LLC for repurchase by Fannie Mae (NYSE: FNM). The facility has a 10-year interest only term, carries a weighted average fixed interest rate of 6.04 percent, and is secured by 19 multifamily properties totaling 6,565 units. The proceeds from the credit facility were used to repay a portion of the outstanding balance on the company’s $675 million unsecured line of credit.
On April 20, 2009, the company locked an all-in fixed interest rate of 5.29 percent for a 10-year term with Fannie Mae on $145 million of additional financing that is expected to be secured by seven of the company’s existing multifamily properties. The company expects to close this financing in the second quarter 2009, but the closing remains subject to the negotiation of final documentation and the satisfaction of all closing conditions. No assurance can be given that the company will be able to consummate this additional financing arrangement.
Tender Offer
As previously disclosed, on April 6, 2009, and subsequently amended on April 20, 2009, we announced that Colonial Realty Limited Partnership (“Colonial Realty”), our operating partnership, had commenced a cash tender offer (the “Offer”) for up to $250.0 million of certain series of

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Colonial Realty’s outstanding notes maturing in 2010 and 2011 (the “Notes”). As of the early tender date of April 17, 2009, holders had tendered a total of approximately $265.6 million in aggregate principal of the Notes. The Offer is scheduled to expire at 12:00 midnight New York City time on Friday, May 1, 2009.
Repurchase of Senior Unsecured Debt Securities
During the first quarter 2009, the company repurchased $96.9 million of Colonial Realty’s outstanding unsecured senior notes under the company’s previously announced $500 million unsecured note repurchase program. The purchases were made at an average 27.1 percent discount to par value, which represents a 12.6 percent yield to maturity, and resulted in the recognition of net gains of $24.3 million, or $0.43 per diluted share, in net income and FFO for the first quarter 2009.
Disposition Activity
On January 30, 2009, the company completed the sale of Colonial Promenade Fultondale, a 159,000-square-foot shopping center located in Birmingham, Alabama, for sale proceeds of $30.7 million, which represents a market cap rate of 8.6 percent. As part of the transaction, the company provided seller financing of $16.9 million for a term of five years at an interest rate of 5.6 percent. The net proceeds were used to reduce the amount outstanding on the company’s unsecured line of credit. As a result of the sale of this asset, the company recorded a gain of $4.0 million, or $0.07 per diluted share, in net income and FFO in the first quarter 2009.
In February 2009, the company disclosed it had three retail assets under contract to sell that were expected to close in the first half of 2009. Since that announcement, the potential buyer has cancelled the purchase contract to acquire these retail assets. The company has not altered its strategy to sell these assets and is continuing efforts to sell these assets.
Additionally, as previously announced, the company has reached an agreement in principle to transfer its remaining 15 percent minority joint venture interest in Colonial Pinnacle Craft Farms I, a 220,000-square-foot retail shopping center located in Gulf Shores, Alabama, to the majority joint venture partner. The company had previously sold 85 percent of its interest in this development for $45.7 million in July 2007 and recognized a gain of approximately $4.2 million, after tax, from that sale. As a result of this agreement and the resulting valuation of the asset, the company recorded an impairment of approximately $0.7 million, or $0.01 per diluted share, in the first quarter 2009 with respect to the company’s remaining equity interest in the joint venture. The company’s pro-rata share of the existing joint venture’s mortgage debt is approximately $6.5 million. Upon consummation of this transaction, which is anticipated to occur in the second quarter 2009, the company will no longer have any interest in the joint venture. However, no assurance can be given that the company will be able to consummate the agreement.
Severance Charges
The company recorded $0.8 million, or $0.01 per diluted share, in severance charges in the first quarter 2009 associated with further reductions in development staff and other overhead personnel.

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The savings from the elimination of these positions for the remainder of 2009 is expected to offset the severance charges recorded in the first quarter 2009.
Development Activity
The company had 742 apartment homes under construction at two wholly-owned communities at the end of the first quarter 2009, with an additional $8.4 million expected to be spent to complete the developments.
The company had two active retail projects (Colonial Promenade Tannehill and Colonial Pinnacle Turkey Creek III) totaling 0.5 million square feet under construction at the end of the first quarter 2009, with an additional $8.0 million expected to be spent to complete the developments.
For-Sale Residential Activity
On March 11, 2009, the company completed the sale of the remaining 17 unsold units at the Regents Park for-sale residential project located in Atlanta, Georgia, for $16.3 million in cash. As a result of the sale price, the company recorded an impairment charge of $0.3 million, or $0.01 per diluted share, in net income and FFO in the first quarter 2009. The disposition eliminates the operating expenses and costs to carry the associated units. The proceeds from the sale were used to reduce the outstanding balance on the company’s unsecured line of credit.
In addition to the Regents Park disposition, the company closed on 14 condominium units and 2 residential lots for total sales proceeds of $3.4 million. As of March 31, 2009, the net book value of the company’s remaining for sale condominium/townhouse units is $36.8 million, which are classified as held for sale on the company’s balance sheet.
Quarterly Dividend on Common Shares
On April 22, 2009, the Board of Trustees approved a cash dividend of $0.15 per common share, payable May 11, 2009, to shareholders of record as of May 4, 2009, representing an ex-dividend date of April 30, 2009. The dividend represents a reduction of $0.10 per common share from the prior quarter and will allow the company to retain an additional $23.0 million in capital on an annualized basis.
The company had previously announced that the Board of Trustees was considering paying future dividends to common shareholders in a combination of common shares and cash. After further analysis and consideration, the Board has decided not to pay dividends in a cash and stock combination and instead has decided to reduce the amount of the quarterly cash dividend on common shares.
Additionally, the Board of Trustees has approved the issuance of up to $50 million of common shares under a continuous equity issuance program and the company has reinstated a 3.0 percent discount on its dividend reinvestment program. These actions will allow the company to improve its liquidity position, further enhance its ability to take advantage of opportunities, and protect against uncertainties in the capital markets.

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2009 EPS and FFO per Share Guidance
On April 6, 2009, the company updated its guidance range for the full-year 2009 for EPS and FFO per share with certain assumptions and timing of certain transactions. That guidance is set forth and reconciled below:

Full-Year
2009 Range
Low High
Diluted EPS	$0.10 – $0.35
Plus: Real Estate Depreciation & Amortization	1.75 – 1.75
Less: Gain on Sale of Operating Properties	(0.00) – (0.10)

Total Diluted FFO per share	$1.85 – $2.00

Less: Transaction Income
Gain on Sale of Development Properties and Land	(0.07) – (0.10)
Gain on Bond or Preferred Stock Repurchases	(0.65) – (0.70)

Operating FFO per share	$1.13 – $1.20

Following are current assumptions reflected in the company’s full-year 2009 guidance:
•	Multifamily same-property NOI: decline of 3.0 to 5.0 percent.
o	Revenue: Flat to negative 1.0 percent
o	Expense: Growth of 5.0 to 6.0 percent
•	Development spending of $30 million to $40 million; $21 million of which has already been spent in the first quarter 2009.

•	No capitalization of interest or overhead on land held for future development.

•	Commercial development and for-sale residential property dispositions of $50 million to $150 million; $50 million of which has already been completed.

•	New secured financings totaling up to $500 million; $350 million of which has already been obtained, as described above.

•	Corporate G&A expenses of $18 million to $20 million.

•	Gains from repurchases of unsecured bonds and/or preferred shares: $0.65 to $0.70 per diluted share; $0.43 per diluted share of which has already been recognized in the first quarter.
The company’s guidance range reflects the existence of volatile economic conditions, and is based on a number of assumptions, many of which are outside the company’s control and all of which are subject to change. The company’s guidance may change if actual results vary from these assumptions.
For additional details regarding the company’s disposition and investment activities, see the company’s Supplemental Financial Highlights available on the company’s website at www.colonialprop.com.

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Conference Call and Supplemental Materials
The company will hold its quarterly conference call Thursday, April 23, 2009, at 1:00 p.m. Central Time. The call will include a review of the company’s first quarter performance and a discussion of the company’s strategy and expectations for the future.
To participate, please dial 1-866-454-3510. As with previous calls, a replay will be available for seven days by dialing 1-800-642-1687; the conference ID is 78504096. Access to the live call and a replay will also be available through the company’s website at www.colonialprop.com under “Investor Services: General Information: Presentations.”
Colonial Properties Trust produces a supplemental information package that provides detailed information regarding operating performance, investing activities and the company’s overall financial position. For a copy of Colonial Properties’ detailed Supplemental Financial Highlights, please visit the company’s website at www.colonialprop.com under the “Investor Services: Financial Information and Filings” tab, or contact Jerry Brewer in Investor Relations at 1-800-645-3917.
Colonial Properties Trust is a multifamily real estate investment trust (REIT) that creates additional value for its shareholders by managing commercial assets through joint venture investments and pursuing development opportunities. As of March 31, 2009, the company owned or managed 36,336 apartment units, 16.5 million square feet of office space and 8.8 million square feet of retail shopping space located in key Sunbelt states from Virginia to Nevada. Headquartered in Birmingham, Alabama, Colonial Properties is listed on the New York Stock Exchange under the symbol CLP and is included in the S&P SmallCap 600 Index. For more information, please visit the company’s website at www.colonialprop.com.
Non-GAAP Financial Measures
The Company uses certain non-GAAP financial measures in this press release. The non-GAAP financial measures include FFO and Operating FFO. The definitions of these non-GAAP financial measures are summarized below. The company believes that these measures are helpful to investors in measuring financial performance and comparing such performance to other REITs.
Funds from Operations — FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), means income (loss) before minority interest (determined in accordance with GAAP), excluding gains (losses) from debt restructuring and sales of depreciated property, plus real estate depreciation and after adjustments for unconsolidated partnerships and joint ventures. FFO is presented to assist investors in analyzing the Company’s performance. The company believes that FFO is useful to investors because it provides an additional indicator of the company’s financial and operating performance. This is because, by excluding the effect of real estate depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO can facilitate comparison of operating performance among equity REITs. FFO is a widely recognized measure in the company’s industry.
The company believes that the line on its consolidated statement of operations entitled “net income available to common shareholders” is the most directly comparable GAAP measure to FFO.

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Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. In addition to company management evaluating the operating performance of its reportable segments based on FFO results, management uses FFO and FFO per share, along with other measures, to assess performance in connection with evaluating and granting incentive compensation to key employees.
Operating FFO — The company also uses operating funds from operations (“Operating FFO”) as an operating measure. The company defines Operating FFO as FFO excluding gains on the sale of land and development properties and gains on the repurchase of bonds and preferred shares. The company believes Operating FFO is an important supplemental measure because it provides a measure of operating performance. While land and development gains or the repurchase of debt/preferred shares are components of our current business plan, the timing and amount of these transactions can vary significantly between periods. The company believes that the line on its consolidated statement of operations entitled “net income available to common shareholders” is the most directly comparable GAAP measure to Operating FFO.
Property Net Operating Income — The company uses property NOI, including same store NOI, as an operating measure. NOI is defined as total property revenues, including unconsolidated partnerships and joint ventures, less total property operating expenses (such items as repairs and maintenance, payroll, utilities, property taxes, insurance and advertising). The company believes that in order to facilitate a clear understanding of its operating results, NOI should be examined in conjunction with net income as presented in the company’s consolidated financial statements. The company also believes that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses. This measure is particularly useful, in the opinion of the company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the company believes that NOI is a widely accepted measure of comparative operating performance in the real estate investment community. The company believes that the line on its consolidated statement of operations entitled “net income” is the most directly comparable GAAP measure to NOI. In addition to company management evaluating the operating performance of its reportable segments based on NOI results, management uses NOI, along with other measures, to assess performance in connection with evaluating and granting incentive compensation to key employees.
The Company’s method of calculating FFO, Operating FFO and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Neither FFO, Operating FFO nor NOI should be considered (1) as an alternative to net income (determined in accordance with GAAP), (2) as an indicator of financial performance, (3) as cash flow from operating activities (determined in accordance with GAAP) or (4) as a measure of liquidity nor is it indicative of sufficient cash flow to fund all of the company’s needs, including the company’s ability to make distributions.

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Safe Harbor Statement
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Estimates of future earnings are, by definition, and certain other statements in this press release, including statements regarding the company’s ability to successfully complete the contemplated Fannie Mae financing transaction, the company’s ability to complete additional senior note repurchases under its repurchase program on favorable terms, and the company’s ability to successfully complete the contemplated sale of its minority joint venture interest in Colonial Pinnacle Craft Farms I may constitute, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results, performance, achievements or transactions to be materially different from the results, performance, achievements or transactions expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, real estate conditions and markets, including recent deterioration in the multifamily market and the strength or duration of the current recession or recovery; increased exposure, as a multifamily focused REIT, to risks inherent in investments in a single industry; ability to obtain financing on reasonable rates, if at all; performance of affiliates or companies in which we have made investments; changes in operating costs; higher than expected construction costs; uncertainties associated with the timing and amount of real estate dispositions, including our existing inventory of condominium and for-sale residential assets; legislative or regulatory decisions; our ability to continue to maintain our status as a REIT for federal income tax purposes; price volatility, dislocations and liquidity disruptions in the financial markets and the resulting impact on availability of financing; the effect of any rating agency action on the cost and availability of new debt financings; level and volatility of interest rates or capital market conditions; effect of any terrorist activity or other heightened geopolitical crisis; or other factors affecting the real estate industry generally.
Except as otherwise required by the federal securities laws, the company assumes no responsibility to update the information in this press release.
The company refers you to the documents filed by the company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2008, as may be updated or supplemented in the company’s Form 10-Q filings, which discuss these and other factors that could adversely affect the company’s results.

CONTACT:	Colonial Properties Trust Jerry A. Brewer, Executive Vice President, Finance, 1-800-645-3917

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COLONIAL PROPERTIES TRUST
Financial Statements
First Quarter 2009
BALANCE SHEET

	As of	As of
($ in 000s)	3/31/2009	12/31/2008
ASSETS
Real Estate Assets
Operating Properties	$2,915,908	$2,897,779
Undeveloped Land & Construction in Progress	291,297	380,676

Total Real Estate, before Depreciation	3,207,205	3,278,455

Less: Accumulated Depreciation	(431,644)	(406,444)
Real Estate Assets Held for Sale, net	155,560	102,699

Net Real Estate Assets	2,931,121	2,974,710

Cash and Equivalents	9,564	9,185
Restricted Cash	31,418	29,766
Accounts Receivable, net	31,789	25,702
Notes Receivable	19,613	2,946
Prepaid Expenses	12,522	5,332
Deferred Debt and Lease Costs	19,834	16,783
Investment in Unconsolidated Subsidiaries	40,890	46,221
Other Assets	33,545	44,524

Total Assets	$3,130,296	$3,155,169

LIABILITIES
Long-Term Liabilities
Unsecured Credit Facility	$37,745	$311,630
Notes and Mortgages Payable	1,703,793	1,450,389

Total Long-Term Liabilities	1,741,538	1,762,019

Other Liabilities	113,239	120,693

Total Liabilities	1,854,777	1,882,712

NONCONTROLLING INTEREST & EQUITY

Limited Partners’ Interest in Consolidated Partnership	1,489	1,943

Preferred Shares and Units, at Liquidation Value
Series B 7 1/4%, Preferred Units	100,000	100,000
Series D 8 1/8%, Preferred Shares	100,281	100,281

Total Preferred Shares and Units, at Liquidation Value	200,281	200,281

Common Equity, including Noncontrolling Interest in Operating Partnership	1,073,749	1,070,233

Total Equity, including Noncontrolling Interest	1,275,519	1,272,457

Total Liabilities and Equity	$3,130,296	$3,155,169

Certain prior year numbers have been reclassed to conform to current year presentation.
SHARES & UNITS OUTSTANDING, END OF PERIOD

	As of	As of
(shares and units in 000s)	3/31/2009	12/31/2008
Basic
Shares	48,615	48,546
Operating Partnership Units (OP Units)	8,855	8,861

Total Shares & OP Units	57,470	57,407

1Q09	-1-	NYSE: CLP

COLONIAL PROPERTIES TRUST
Financial Statements
First Quarter 2009
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
($ in 000s, except per share data)	3/31/2009	3/31/2008
Revenue
Minimum Rent	$70,233	$66,795
Tenant Recoveries	1,066	848
Other Property Related Revenue	9,501	8,107
Construction Revenues	35	7,879
Other Non-Property Related Revenue	3,455	5,206

Total Revenue	84,290	88,835

Operating Expenses
Operating Expenses:
Property Operating Expenses	22,469	19,678
Taxes, Licenses and Insurance	10,976	9,589

Total Property Operating Expenses	33,445	29,267

Construction Expenses	34	7,266
Property Management Expenses	1,918	2,241
General and Administrative Expenses	4,383	5,780
Management Fee and Other Expenses	4,217	3,591
Restructuring Charges	812	—
Investment and Development (1)	165	769
Depreciation	27,785	23,257
Amortization	873	759
Impairment and Other Losses (2)	736	—

Total Operating Expenses	74,368	72,930

Income from Operations	9,922	15,905

Other Income (Expense)
Interest Expense & Debt Cost Amortization	(21,735)	(18,707)
Gain on Retirement of Debt	25,319	5,471
Interest Income	301	790
Income (Loss) from Partially-Owned Investments	(650)	10,269
Loss on Hedging Activities	(1,063)	—
Gain on Sale of Property, net of income taxes of $3,177 (Q109) and $406 (Q108)	5,380	1,931
Income Taxes and Other	3,090	874

Total Other Income (Expense)	10,642	628

Income from Continuing Operations	20,564	16,533

Discontinued Operations
Income from Discontinued Operations (2)	229	2,365
Gain on Disposal of Discontinued Operations, net of income taxes / (benefit) of $26 (Q109) and ($14) (Q108)	45	2,913

Income from Discontinued Operations	274	5,278

Net Income	20,838	21,811

Noncontrolling Interest
Continuing Operations
Noncontrolling Interest of Limited Partners	(1,009)	(123)
Noncontrolling Interest in CRLP — Preferred	(1,813)	(1,827)
Noncontrolling Interest in CRLP — Common	(2,416)	(2,069)

Discontinued Operations
Noncontrolling Interest in CRLP — Common	(115)	(947)
Noncontrolling Interest of Limited Partners	468	141

Income Attributable to Noncontrolling Interest	(4,885)	(4,825)

Net Income Attributable to Parent Company	15,953	16,986

Dividends to Preferred Shareholders	(2,073)	(2,488)
Preferred Share Issuance Costs, Net of Discount	(5)	(271)

Net Income Available to Common Shareholders	$13,875	$14,227

Earnings per Share — Basic
Continuing Operations	$0.28	$0.21
Discontinued Operations	0.01	0.09

EPS — Basic	$0.29	$0.30

Earnings per Share — Diluted
Continuing Operations	$0.28	$0.21
Discontinued Operations	0.01	0.09

EPS — Diluted	$0.29	$0.30

(1)	Reflects costs incurred related to abandoned pursuits. Abandoned pursuits are volatile and therefore may vary between periods.

(2)	For the three months ended March 31, 2009, the Company recorded a $1.0 million non-cash impairment charge. Of the charge, $0.7 million (presented in “Impairment and Other Losses” in continuing operations) is related to our Noncontrolling Interest in the Craft Farms joint venture and $0.3 million is related to the sale of the remaining 17 units at the Regents Park for-sale residential project (presented as a part of “Income from Discontinued Operations”).

1Q09	-2-	NYSE: CLP

COLONIAL PROPERTIES TRUST
Financial Statements
First Quarter 2009
FIRST QUARTER FUNDS FROM OPERATIONS (FFO) RECONCILIATION

	Three Months Ended
($ in 000s, except per share data)	3/31/2009	3/31/2008
Net Income Available to Common Shareholders	$13,875	$14,227
Income Allocated to Participating Securities	(106)	(94)
Noncontrolling Interest in CRLP (Operating Ptr Unitholders)	2,531	3,016
Noncontrolling Interest in Gain/(Loss) on Sale of Undepreciated Property	992	—

Total	17,292	17,149

Adjustments — Consolidated Properties
Depreciation — Real Estate	27,408	23,218
Amortization — Real Estate	342	366
Remove: Gain/(Loss) on Sale of Property, net of Income Tax and Noncontrolling Interest	(5,425)	(4,844)
Include: Gain/(Loss) on Sale of Undepreciated Property, net of Income Tax and Noncontrolling Interest	3,731	1,925

Total Adjustments — Consolidated	26,056	20,665

Adjustments — Unconsolidated Properties
Depreciation — Real Estate	4,785	5,150
Amortization — Real Estate	1,814	2,358
Remove: Gain/(Loss) on Sale of Property	19	(12,298)

Total Adjustments — Unconsolidated	6,618	(4,790)

Funds from Operations	$49,966	$33,024

FFO per Share
Basic	$0.88	$0.58
Diluted	$0.88	$0.58

Operating FFO:
Funds from Operations	$49,966	$33,024
Less: Transaction Income
- Development and Land (Gains) Losses	(3,731)	(1,925)
- Bond / Preferred Repurchase (Gains) Losses	(25,314)	(5,477)
- Write-off of OCI as a Result of Bond Repurchases	1,063	—

Operating FFO	$21,984	$25,622

Operating FFO per Share
Basic	$0.39	$0.45
Diluted	$0.39	$0.45
FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), means income (loss) before Noncontrolling Interest (determined in accordance with GAAP), excluding gains (losses) from debt restructuring and sales of depreciated property, plus real estate depreciation and after adjustments for unconsolidated partnerships and joint ventures. FFO is presented to assist investors in analyzing the Company’s performance. The Company believes that FFO is useful to investors because it provides an additional indicator of the Company’s financial and operating performance. This is because, by excluding the effect of real estate depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO can facilitate comparison of operating performance among equity REITs. FFO is a widely recognized measure in the Company’s industry.
The Company defines Operating FFO as FFO excluding gains on the sale of land and development properties and gains on the repurchase of bonds and preferred shares. The Company believes Operating FFO is an important supplemental measure because it provides a measure of operating performance. While land and development gains or the repurchase of debt/preferred shares are components of our current business plan, the timing and amount of these transactions can vary significantly between periods.
The Company’s method of calculating FFO and Operating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Neither FFO nor Operating FFO should be considered (1) as an alternative to net income (determined in accordance with GAAP), (2) as an indicator of financial performance, (3) as cash flow from operating activities (determined in accordance with GAAP) or (4) as a measure of liquidity nor is it indicative of sufficient cash flow to fund all of our needs, including our ability to make distributions.
FIRST QUARTER SHARES AND UNITS OUTSTANDING, WEIGHTED

	Three Months Ended
(shares and units in 000s)	3/31/2009	3/31/2008
Basic
Shares	48,202	46,853
Operating Partnership Units (OP Units)	8,823	10,015

Total Shares & OP Units	57,025	56,868

Dilutive Common Share Equivalents	—	161

Diluted
Shares	48,202	47,014
Total Shares & OP Units	57,025	57,029

Notes:

1Q09	-3-	NYSE: CLP

COLONIAL PROPERTIES TRUST
Corporate Reconciliations
($ in 000s, except per share data)
RECONCILIATION OF REVENUES

	Three Months Ended
	1Q09	1Q08
Divisional Total Revenues
Multifamily — Same-Property	$68,721	$69,347
Multifamily — Non Same-Property	8,421	8,948
Commercial	23,474	23,318

Total Divisional Revenues	100,616	101,613

Less: Unconsolidated Revenues — Mfam	(1,999)	(2,219)
Less: Unconsolidated Revenues — Commercial	(16,486)	(18,481)
Discontinued Operations	(1,331)	(5,163)
Construction Revenues	35	7,879
Unallocated Corporate Revenues	3,455	5,206

Cons. Rev, adj —’08 Disc Ops	84,290	88,835

Add: Add’l Disc Ops Rev, post filing	—	(2,157)

Total Consol. Rev, per 10-Q / K	$84,290	$86,678

RECONCILIATION OF EXPENSES

	1Q09	1Q08
Divisional Total Expenses
Multifamily — Same-Property	$27,350	$26,615
Multifamily — Non Same-Property	5,207	4,583
Commercial	8,415	8,127

Total Divisional Expenses	40,972	39,325

Less: Unconsolidated Expenses — Mfam	(968)	(1,090)
Less: Unconsolidated Expenses — Commercial	(5,914)	(6,576)
Discontinued Operations	(963)	(2,392)
Impairment — Discontinued Operations	318	—

Total Property Operating Expenses	33,445	29,267
Construction Expenses	34	7,266
Property Management Expenses	1,918	2,241
General & Administrative Expenses	4,383	5,780
Management Fee and Other Expenses	4,217	3,591
Restructure Charges	812	—
Investment and Development (1)	165	769
Impairment and Other Losses — Continuing Operations	736	—
Depreciation	27,785	23,257
Amortization	873	759

Cons. Exp, adj -’08 Disc Ops	74,368	72,930

Add: Add’l Disc Ops Exp, post filing	—	(128)

Total Consol. Exp, per 10-Q / K	$74,368	$72,802

RECONCILIATION OF NOI

	1Q09	1Q08
Divisional Total NOI
Multifamily — Same-Property	$41,371	$42,732
Multifamily — Non Same-Property	3,214	4,365
Commercial	15,059	15,191

Total Divisional NOI	59,644	62,288

Less: Unconsolidated NOI — Mfam	(1,031)	(1,129)
Less: Unconsolidated NOI — Commercial	(10,572)	(11,905)
Discontinued Operations	(368)	(2,771)
Impairment — Discontinued Operations	(318)	—
Unallocated Corporate Revenues	3,455	5,206
Construction NOI	1	613
Property Management Expenses	(1,918)	(2,241)
General & Administrative Expenses	(4,383)	(5,780)
Management Fee and Other Expenses	(4,217)	(3,591)
Restructure Charges	(812)	—
Investment and Development (1)	(165)	(769)
Impairment and Other Losses — Continuing Operations	(736)	—
Depreciation	(27,785)	(23,257)
Amortization	(873)	(759)

Income (Loss) from Operations	9,922	15,905
Total Other Income (Expense)	10,642	628

Income (Loss) from Contin’g Ops (2)	20,564	16,533

Disc Ops	—	(2,029)
08 & 09 Disc Ops Other Inc(Exp)	—	268

Inc (Loss) from Cont (2), per 10-Q / K	$20,564	$14,772

Notes:

(1)	Reflects costs incurred related to abandoned pursuits. Abandoned pursuits are volatile and therefore may vary between periods.

(2)	Income from Continuing Operations before extraordinary items, minority interest and discontinued operations. Adjustments for additional discontinued operations have restated prior periods in accordance with FAS 144.

1Q09	-4-	NYSE: CLP